Exhibit 10.11

OFFICE LEASE

BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY (LANDLORD)

AND

SOUTH BAY BANK (TENANT)

SOUTH COAST CORPORATE CENTER

Costa Mesa, California

TABLE OF CONTENTS

ARTICLE ONE - BASIC LEASE PROVISIONS
1.01	BASIC LEASE PROVISIONS
1.02	ENUMERATION OF EXHIBITS
1.03	DEFINITIONS

ARTICLE TWO - PREMISES, TERM, FAILURE TO GIVE POSSESSION 6
2.01	LEASE OF PREMISES
2.02	TERM
2.03	FAILURE TO GIVE POSSESSION
2.04	AREA OF PREMISES
2.05	CONDITION OF PREMISES
2.06	TEMPORARY SPACE
2.07	ATM LICENSE

ARTICLE THREE - RENT

ARTICLE FOUR - RENT ADJUSTMENTS AND PAYMENTS
4.01	RENT ADJUSTMENTS
4.02	STATEMENT OF LANDLORD
4.03	BOOKS AND RECORDS
4.04	PARTIAL OCCUPANCY
4.05	TENANT OR LEASE SPECIFIC TAXES

ARTICLE FIVE - SECURITY DEPOSIT

ARTICLE SIX - SERVICES
6.01	LANDLORD’S GENERAL SERVICES
6.02	TELEPHONE SERVICES
6.03	DELAYS IN FURNISHING SERVICES
6.04	CHOICE OF SERVICE PROVIDER

ARTICLE SEVEN - POSSESSION, USE AND CONDITION OF PREMISES
7.01	POSSESSION AND USE OF PREMISES
7.02	LANDLORD ACCESS TO PREMISES; APPROVALS
7.03	QUIET ENJOYMENT

ARTICLE EIGHT - MAINTENANCE
8.01	LANDLORD’S MAINTENANCE
8.02	TENANT MAINTENANCE

ARTICLE NINE - ALTERATIONS AND IMPROVEMENTS
9.01	TENANT ALTERATIONS
9.02	LIENS

ARTICLE TEN - ASSIGNMENT AND SUBLETTING
10.01	ASSIGNMENT AND SUBLETTING
10.02	RECAPTURE
10.03	EXCESS RENT
10.04	TENANT LIABILITY
10.05	ASSUMPTION AND ATTORNMENT

ARTICLE ELEVEN - DEFAULT AND REMEDIES
11.01	EVENTS OF DEFAULT
11.02	LANDLORD’S REMEDIES
11.03	ATTORNEY’S FEES
11.04	BANKRUPTCY
11.05	LANDLORD’S DEFAULT

ARTICLE TWELVE - SURRENDER OF PREMISES
12.01	IN GENERAL
12.02	LANDLORD’S RIGHTS

ARTICLE THIRTEEN - HOLDING OVER

ARTICLE FOURTEEN - DAMAGE BY FIRE OR OTHER CASUALTY
14.01	SUBSTANTIAL UNTENANTABILITY
14.02	INSUBSTANTIAL UNTENANTABILITY
14.03	RENT ABATEMENT
14.04	WAIVER OF STATUTORY REMEDIES

ARTICLE FIFTEEN - EMINENT DOMAIN
15.01	TAKING OF WHOLE OR SUBSTANTIAL PART
15.02	TAKING OF PART
15.03	COMPENSATION

ARTICLE SIXTEEN - INSURANCE
16.01	TENANT’S INSURANCE
16.02	FORM OF POLICIES
16.03	LANDLORD’S INSURANCE
16.04	WAIVER OF SUBROGATION
16.05	NOTICE OF CASUALTY

ARTICLE SEVENTEEN - WAIVER OF CLAIMS AND INDEMNITY
17.01	WAIVER OF CLAIMS
17.02	INDEMNITY BY TENANT
17.03	WAIVER OF CONSEQUENTIAL DAMAGES

ARTICLE EIGHTEEN - RULES AND REGULATIONS
18.01	RULES
18.02	ENFORCEMENT

ARTICLE NINETEEN - LANDLORD’S RESERVED RIGHTS

ARTICLE TWENTY - ESTOPPEL CERTIFICATE

20.01	IN GENERAL
20.02	ENFORCEMENT

ARTICLE TWENTY-ONE - INTENTIONALLY OMITTED

ARTICLE TWENTY-TWO - REAL ESTATE BROKERS

ARTICLE TWENTY-THREE - MORTGAGEE PROTECTION
23.01	SUBORDINATION AND ATTORNMENT
23.02	MORTGAGEE PROTECTION

ARTICLE TWENTY-FOUR - NOTICES

ARTICLE TWENTY-FIVE - PARKING

ARTICLE TWENTY-SIX - MISCELLANEOUS
26.01	LATE CHARGES
26.02	NO JURY TRIAL; VENUE; JURISDICTION
26.03	INTENTIONALLY OMITTED
26.04	OPTION
26.05	TENANT AUTHORITY
26.06	ENTIRE AGREEMENT
26.07	MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE
26.08	EXCULPATION
26.09	ACCORD AND SATISFACTION
26.10	LANDLORD’S OBLIGATIONS ON SALE OF BUILDING
26.11	BINDING EFFECT
26.12	CAPTIONS
26.13	TIME; APPLICABLE LAW
26.14	ABANDONMENT
26.15	LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES
26.16	SECURITY SYSTEM
26.17	NO LIGHT, AIR OR VIEW EASEMENTS
26.18	RECORDATION
26.19	OPTION TO EXTEND
26.20	SIGNAGE
26.21	SURVIVAL

OFFICE LEASE

ARTICLE ONE

BASIC LEASE PROVISIONS

1.01                   BASIC LEASE PROVISIONS - In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)	BUILDING AND ADDRESS:
3070 Bristol Street
Costa Mesa, California 92626

(2)	LANDLORD AND ADDRESS:

Metropolitan Life Insurance Company,
a New York corporation

Notices to Landlord shall be addressed:

Metropolitan Life Insurance Company
c/o South Coast Corporate Center Property Manager
3070 Bristol Street, Suite 440
Costa Mesa, CA 92626

with copies to the following:

Metropolitan Life Insurance Company
333 South Hope Street, Suite 2950
Los Angeles, CA 90071
Attention: Equity Investments Management

and

Metropolitan Life Insurance Company
400 South El Camino Real, 8th Floor
San Mateo, CA 94402
Attention: Associate General Counsel

(3)	TENANT AND CURRENT ADDRESS:

(a) Name: South Bay Bank
(b) a National Association
(c) Federal Tax Identification Number:
Tenant shall promptly notify Landlord of any change in the foregoing items.

Notices to Tenant shall be addressed:

(4)	DATE OF LEASE: as of September 19, 2003

(5)	LEASE TERM: sixty-three (63) months

(6)	PROJECTED COMMENCEMENT DATE: December 1, 2003

(7)	PROJECTED EXPIRATION DATE: February 28, 2009

(8)	MONTHLY BASE RENT:

Months	Monthly	Monthly Rate/SF of Rentable Area

01 to 03	-0-	-0-*
04 to 15	$2,876.75	$1.85
16 to 27	$2,954.50	$1.90
28 to 39	$3,032.25	$1.95
40 to 51	$3,110.00	$2.00
52 to 63	$3,187.75	$2.05

(9)	BASE BUILDING OPERATING EXPENSES: The amount of Building Operating Expenses for the 2004 calendar year.

(10)	RENTABLE AREA OF THE BUILDING: 123,420 square feet

(11)	RENTABLE AREA OF THE PREMISES: 1,555 square feet

(12)	RENTABLE AREA OF THE PROJECT: 362,139 square feet

(13)	USABLE AREA OF THE PREMISES: 1,378 square feet

(14)	SECURITY DEPOSIT: three thousand one hundred eighty-seven and 75/100 dollars ($3,187.75)

(15)	SUITE NUMBER OF PREMISES: 160

(16)	TENANT’S SHARE: 1.2599%

(17)	BUILDING SHARE: 34.0%

(18)	TENANT’S USE OF PREMISES: General office use.

(19)	PARKING SPACES:

Starting on the Commencement Date and continuing during the Term, Tenant shall have the use of parking stalls of the number and type described below, for which the monthly charge shall be the prevailing rates as described in Article 25, which as of the date of this Lease are agreed to be the amounts set forth below, and it is understood and agreed such rates are subject to increase from time to time as provided in Article 25.

6   unassigned single vehicle stalls (parking a total of  6 vehicles), initially at $30.00/stall/month for months 1-36, $40.00/stall/month for months 37-60

0   assigned tandem stalls (parking a total of  0 vehicles), initially at $65.00/stall/month for months 1-36, $75.00/stall/month for months 37-60

(20)	BROKERS:

Landlord’s Broker: Cushman & Wakefield

Tenant’s Broker: Voit Commercial Brokerage

1.02     ENUMERATION OF EXHIBITS

The Exhibits and Rider(s) set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A  Plan of Premises

EXHIBIT B  Workletter Agreement

EXHIBIT C  Current Janitorial Specifications

EXHIBIT D  Rules and Regulations

EXHIBIT E  Project

EXHIBIT F  Current Parking Rules

EXHIBIT G  Rentable Area & Usable Area

RIDER 1     Commencement Date Agreement

1.03     DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

ADJUSTMENT YEAR:  The applicable calendar year or any portion thereof after the year specified in the definition of Base Building Operating Expenses for which a Rent Adjustment computation is being made.

AFFILIATE:  Any Person (as defined below) which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.  For purposes of this definition, the word “control,” as used above means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management and policies of the controlled Person.  The word Person means an individual, partnership, trust, corporation, firm or other entity.

BASE BUILDING OPERATING EXPENSES:  The amount of Building Operating Expenses specified in Section 1.01(9).

BUILDING:  The office building located at the address specified in Section 1.01(1).

BUILDING OPERATING EXPENSES:  Building Operating Expenses means all Operating Expenses directly and separately identifiable to the Building and the Building’s Share of Project Operating Expenses.

BUILDING SHARE:  The percentage specified in Section 1.01(17), which represents the ratio of the Rentable Area of the Building to the Rentable Area of the Project.

COMMENCEMENT DATE:  The date specified in Section 1.01(6) as the Projected Commencement Date, unless changed by operation of Article Two.

COMMON AREAS:  All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building or Project, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION:  Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building’s systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

DEFAULT RATE:  The lesser of fifteen percent (15%) or the maximum rate permitted by Law.

ELECTRICITY USE EXPENSES:  The separate category of Operating Expenses defined in the definition of Operating Expenses below in this Section 1.03.

ENVIRONMENTAL LAWS:  All Laws governing the use, storage, disposal or generation of any Hazardous Material, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.

EXPIRATION DATE:  The date specified in Section 1.01(7) unless changed by operation of Article Two.

FORCE MAJEURE:  Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

GENERAL EXPENSES:  The separate category of Operating Expenses defined in the definition of Operating Expenses below in this Section 1.03.

HAZARDOUS MATERIAL:  Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated biphenyls.

INDEMNITEES:  Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

LAND:  The parcel(s) of real estate on which the Building and Project are located.

LANDLORD WORK:  The construction or installation of improvements to the Premises, to be furnished by Landlord, specifically described in the Workletter or other Exhibits attached hereto.

LAWS OR LAW:  All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE:  This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR:  The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT:  The monthly rent specified in Section 1.01(8), subject to the provisions of Section 2.04.

MORTGAGEE:  Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS:  New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES:  All Taxes, costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Property (including the amortized portion of any capital expenditure or improvement, together with interest thereon, and the cost of changing utility service providers). Operating Expenses shall not include, (i) costs of alterations of the premises of tenants of the Project, (ii) costs of capital improvements to the Project (except for amortized portion of capital improvements installed for the purpose of reducing or controlling Operating Expenses or complying with applicable Laws enacted after the Commencement Date), (iii) depreciation charges, (iv) interest and principal payments on loans (except for loans for capital expenditures or improvements which Landlord is allowed to include in Operating Expenses as provided above), (v) ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses, (viii) costs of Landlord reimbursed by insurance proceeds, (ix) expenses incurred in negotiating leases of other tenants in the Project or enforcing lease obligations of other tenants in the Project and (x) Landlord’s or Landlord’s property manager’s corporate general overhead or corporate general administrative expenses.  If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years. Operating Expenses shall for all purposes be calculated and payable in two separate categories as follows:  (a) charges for electricity consumption (“Electricity Use Expenses”) and all other Operating Expenses (“General Expenses”); (b) all references to Operating Expenses (including, for example, Building Operating Expenses, Project Operating Expenses, Base Building Operating Expenses and Tenant’s Share of Building Operating Expenses) shall mean Electricity Use Expenses and General Expenses as separate categories, and an increase in one such category shall not be offset by a decrease in another category; and (c) no expense shall be double counted.

PREMISES:  The space located in the Building at the Suite Number listed in Section 1.01(15) and depicted on Exhibit A attached hereto.

PROJECT:  The Project consists of (a) three buildings (including the Building) whose present street addresses are 3070, 3080 and 3090 Bristol Street, Costa Mesa, California; (b) associated parking facilities, landscaping and other improvements; (c) the Land on which the foregoing are located and any associated interests in real property; and (d) the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing.  A diagram of certain elements of the Project is set forth on Exhibit E hereto.

PROJECT OPERATING EXPENSES:  Project Operating Expenses means all Operating Expenses except those directly and separately identifiable to the Building or to other Project office buildings.

PROPERTY:  The Project and all elements thereof.

REAL PROPERTY:  The Property excluding any personal property.

RENT:  Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT:  Any amounts owed by Tenant for payment of Building Operating Expenses.  The Rent Adjustments shall be determined and paid as provided in Article Four.

RENT ADJUSTMENT DEPOSIT:  An amount equal to Landlord’s estimate of the Rent Adjustment attributable to each month of the applicable Adjustment Year.  On or before the beginning of each Adjustment Year or with Landlord’s Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of the excess, if any, of Building Operating Expenses over Base Building Operating Expenses.  Prior to the first determination by Landlord of the amount of Base Building Operating Expenses, Landlord may estimate that amount in the foregoing calculation.  The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change.

RENTABLE AREA OF THE BUILDING:  The amount of square footage set forth in Section 1.01(10), which represents the sum of the rentable area of all space intended for occupancy in the Building.  Such square footage has been determined by Landlord in accordance with the provisions of Exhibit G hereto and is subject to the provisions of Section 2.04.

RENTABLE AREA OF THE PREMISES:  The amount of square footage set forth in Section 1.01(11), subject to the provisions of Section 2.04.

RENTABLE AREA OF THE PROJECT:  The amount of square footage set forth in Section 1.01(12), which represents the sum of the rentable area of all space intended for occupancy in the Project.  Such square footage has been determined by Landlord in accordance with the provisions of Exhibit G hereto and is subject to the provisions of Section 2.04.

SECURITY DEPOSIT:  The funds specified in Section 1.01(14), if any, deposited by Tenant with Landlord as security for Tenant’s performance of its obligations under this Lease.

STANDARD OPERATING HOURS:  Monday through Friday from 8 A.M. to 6 P.M. and on Saturdays from 8 A.M. to 1 P.M., excluding National Holidays.

SUBSTANTIALLY COMPLETE:  The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done.

TAXES:  All federal, state and local governmental taxes, assessments and charges  of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes.  For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year.  There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes.  Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year.  If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year.  Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TENANT ADDITIONS:  Collectively, Landlord Work, Tenant Work and Tenant Alterations.

TENANT ALTERATIONS:  Any alterations, improvements, additions, installations or construction in or to the Premises or any Real Property systems serving the Premises (excluding Landlord Work or Tenant Work); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord’s request pursuant to Section 6.01(b).

TENANT DELAY:  Any event or occurrence which delays the Substantial Completion of the Landlord Work which is caused by or is described as follows:

                                                (i)  special work, changes, alterations or additions requested or made by Tenant in the design or finish in any part of the Premises after approval of the plans and specifications (as described in the Workletter);

                                                (ii)  Tenant’s delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

                                                (iii)  failure to approve and pay for such Tenant Work as Landlord undertakes to complete at Tenant’s expense;

                                                (iv)  the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises; or

                                                (v)  failure to perform or comply with any obligation or condition binding upon Tenant pursuant to the Workletter, including the failure to approve and pay for such Landlord Work or other items if and to the extent the Workletter provides they are to be approved or paid by Tenant.

TENANT WORK:  All work installed or furnished to the Premises by Tenant pursuant to the Workletter.

TENANT’S SHARE:  The percentage specified in Section 1.01(16) which represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building, subject to the provisions of Section 2.04.

USABLE AREA OF THE PREMISES:  The amount of square footage set forth in Section 1.01(13), subject to the provisions of Section 2.04.

TERM:  The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE:  The Expiration Date or such earlier date as this Lease terminates or Tenant’s right to possession of the Premises terminates.

WORKLETTER:  The Agreement regarding the manner of completion of Landlord Work and Tenant Work set forth on Exhibit B attached hereto.

ARTICLE TWO

PREMISES, TERM, FAILURE TO GIVE POSSESSION

2.01                           LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease.  In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of such possession.

2.02                           TERM

                (a)           The Commencement Date shall be the date determined as follows:

                                                                (1)           If the Landlord Work is Substantially Complete on or before the Projected Commencement Date then on the date which is the earlier to occur of

                                                                                (i)  the Projected Commencement Date, or

                                                                                (ii)  the date Tenant first occupies all or part of the Premises for the conduct of business; or

                                                                (2)           If the Landlord Work is not Substantially Complete by the Projected Commencement Date, then on the date on which the Landlord Work is Substantially Complete.

                (b)           Within thirty (30) days following the occurrence of the Commencement Date, Landlord and Tenant shall enter into an agreement (which is attached hereto as Rider 1) confirming the Commencement Date and the Expiration Date.  If Tenant fails to enter into such agreement, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

2.03                           FAILURE TO GIVE POSSESSION

If the Landlord shall be unable to give possession of the Premises on the Projected Commencement Date by reason of the following: (i) the Building has not been sufficiently completed to make the Premises ready for occupancy, (ii) the Landlord Work is not Substantially Complete, (iii) the holding over or retention of possession of any tenant, tenants or occupants, or (iv) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date.  Under such circumstances the Rent reserved and covenanted to be paid herein shall not commence until the Premises are made available to Tenant by Landlord, and no such failure to give possession on the Projected Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder.  At the option of Landlord to be exercised within thirty (30) days of the delayed delivery of possession to Tenant, the Lease shall be amended so that the Term shall be extended by the period of time possession is delayed.  The said Premises shall be deemed to be ready for Tenant’s occupancy and Substantially Complete in the event Landlord’s Work is Substantially Complete in fact, or if the delay in the availability of the Premises for occupancy shall be due to any Tenant Delay and/or default on the part of Tenant and/or its subtenant or subtenants.  In the event of any dispute as to whether the Landlord Work is Substantially Complete, the decision of Landlord’s architect shall be final and binding on the parties.

2.04                           AREA OF PREMISES

Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Premises, the Usable Area of the Premises, the Rentable Area of the Building and the Rentable Area of the Project as set forth in Article One are controlling, and are not subject to revision after the date of this Lease except as otherwise provided herein.  In the event that the demising walls of the Premises are to be built or modified after the date of execution of the Lease (either upon Tenant’s initial occupancy or any subsequent change in the Premises pursuant to other provisions of this Lease), then when such demising walls are substantially complete, Landlord shall have the right to verify or correct such square footage and accordingly adjust other amounts hereunder based upon such square footage in accordance with the provisions of Exhibit G hereto.

2.05                           CONDITION OF PREMISES

Tenant shall notify Landlord in writing within thirty (30) days after the later of Substantial Completion of the Landlord Work or when Tenant takes possession of the Premises of any defects in the Premises or in the materials or workmanship furnished by Landlord in completing the Landlord Work.  Except for defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Premises “AS IS” in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises.  Landlord shall proceed diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects.  In the event of any dispute as to the existence of any such defects, the decision of Landlord’s architect shall be final and binding on the parties.  No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter.

2.06                           TEMPORARY SPACE

                a.             Notwithstanding anything to the contrary contained in this Lease and as an accommodation to Tenant, pending completion of the Landlord Work in the Premises, Landlord shall provide Tenant with certain temporary space known as Suite 660 (the “Temporary Space”).  However, Landlord hereby reserves the right to substitute temporary comparable space in the Project during the term of the temporary use.

                b.             Within thirty (30) days after execution of this Lease, Tenant shall be entitled to possession upon mutual execution and delivery of this Lease.  Tenant shall occupy and use the Temporary Space only for the uses specified in Section 1.01(18) to conduct Tenant’s business. Tenant shall surrender possession of the Temporary Space no later than three (3) days after the Commencement Date of this Lease, unless possession is terminated earlier as provided for herein. Upon any termination or expiration of this Lease, Tenant shall remove all its personal property from the Temporary Space and shall return to Landlord all keys to the Temporary Space and shall vacate and surrender the Temporary Space in broom clean condition, reasonable wear and tear excepted.

                c.             Tenant understands, acknowledges and agrees that the Temporary Space shall be delivered “AS IS” with no obligation of Landlord to do any work therein or supply any materials in connection therewith.

                d.             Upon occupancy of the Temporary Space, Tenant shall be obligated to pay to Landlord Rent in the amount of One Thousand and No/100 Dollars ($1,000.00) per month in connection with the Temporary Space, plus the parking charges set forth in this Lease, which payments shall be prorated for any partial months.

e.             Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Temporary Space.  In addition, Tenant shall maintain a policy of comprehensive general liability insurance with respect to Tenant’s activities in the Temporary Space, which shall provide minimum protection of not less than One Million and No/100 dollars ($1,000,000.00) combined single limit coverage of bodily injury, property damage, or combination thereof.  Tenant shall provide Landlord with current certificates of insurance evidencing Tenant’s compliance with this requirement.

2.07                           ATM LICENSE

Landlord shall grant a license to Tenant, without charge, to establish and install one (1) automatic teller machine and night depository (collectively, the “ATM”) as set forth in Exhibit H attached hereto and made a part hereof which ATM will dispense cash and perform such other transactions as are permitted by applicable law.  Tenant shall be solely responsible for all service, repairs and maintenance to the ATM and all costs associated therewith and agrees to manage, operate and maintain the ATM.

ARTICLE THREE

RENT

Tenant agrees to pay to Landlord at the first office specified in Section 1.01(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with the execution of this Lease.  Monthly Base Rent shall be prorated for partial months within the Term.  Unpaid Rent shall bear interest at the Default Rate from the date due until paid.  Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

ARTICLE FOUR

RENT ADJUSTMENTS AND PAYMENTS

4.01                           RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments with respect to each Adjustment Year as follows:

                                                (i)            The Rent Adjustment Deposit representing Tenant’s Share of Building Operating Expenses for the applicable Adjustment Year in excess of Base Building Operating Expenses, monthly during the Term with the payment of Monthly Base Rent; and

                                                (ii)           Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.02.  Rent Adjustments due from Tenant to Landlord for any Adjustment Year shall be Tenant’s Share of Building Operating Expenses for such year in excess of Base Building Operating Expenses.

4.02                           STATEMENT OF LANDLORD

Within one hundred and twenty (120) days after the expiration of the year specified in the definition of Base Building Operating Expenses and each Adjustment Year thereafter, Landlord will furnish Tenant a statement (“Landlord’s Statement”) showing the following:

                                                (i)  Base Building Operating Expenses and thereafter Building Operating Expenses for the last Adjustment Year;

                                                (ii)  The amount of Rent Adjustments due Landlord for the last Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and

                                                (iii)  Any change in the Rent Adjustment Deposit due monthly in the current Adjustment Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord’s Statement.

Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord’s Statement.  Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder.  No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or refund to Tenant by reason of this Section 4.02.  Landlord’s failure to deliver Landlord’s Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant’s obligations to pay such amounts.  The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year.  During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease.  Tenant’s obligation to pay Rent Adjustments survives the expiration or termination of the Lease.  Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.03                           BOOKS AND RECORDS

Landlord shall maintain books and records showing Building Operating Expenses in accordance with sound accounting and management practices, consistently applied.  The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting) shall have the right, for a period of thirty (30) days following the date upon which Landlord’s Statement is delivered to Tenant, to examine the Landlord’s books and records with respect to the items in the foregoing statement of Building Operating Expenses during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord’s Statement within sixty (60) days of Tenant’s receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord’s Statement shall be considered final and accepted by Tenant.  Any amount due to the Landlord as shown on Landlord’s Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception.

4.04         PARTIAL OCCUPANCY

For purposes of determining Rent Adjustments, if the Building is not fully occupied during all or a portion of any year during the Term, Landlord shall make appropriate adjustments to the Operating Expenses for such year employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building been 95% occupied, and the amount so determined shall be deemed to have been the amount includable in Operating Expenses for such year.  In the event that the Real Property is not fully assessed for all or a portion of any year during the Term, then Taxes shall be adjusted to an amount which would have been payable in such year if the Real Property had been fully assessed.  In the event any other tenant in the

Building provides itself with a service of a type which Landlord would supply under the Lease without an additional or separate charge to Tenant, then Operating Expenses shall be deemed to include the cost Landlord would have incurred had Landlord provided such service to such other tenant.

4.05         TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto:  (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant’s personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; or (d) resulting from Landlord Work, Tenant Work or Tenant Alterations to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction.  Taxes paid by Tenant pursuant to this Section 4.05 shall not be included in any computation of Taxes payable as part of Building Operating Expenses pursuant to Sections 4.01 and 4.02.

ARTICLE FIVE

SECURITY DEPOSIT

Tenant concurrently with the execution of this Lease shall pay to Landlord in immediately available funds the Security Deposit.  The Security Deposit may be applied by Landlord to cure, in whole or part, any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied.  Landlord’s application of the Security Deposit shall not constitute a waiver of Tenant’s default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law.  Landlord shall not pay any interest on the Security Deposit.  Landlord shall not be required to keep the Security Deposit separate from its general accounts.  The Security Deposit shall not be deemed an advance payment of Rent, nor a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action which Landlord may at any time commence against Tenant.  In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease.  Upon the transfer of Landlord’s interest under this Lease, Landlord’s obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof.  If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises or such longer time as may be permissible under Law.  Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code or other Law regarding security deposits.

ARTICLE SIX

SERVICES

6.01                           LANDLORD’S GENERAL SERVICES

                (a)           So long as the Lease is in full force and effect, Landlord shall furnish or cause to be furnished to the Premises the utilities and services described below, subject to the conditions and in accordance with the standards set forth below:

                                                                (1)           Landlord shall provide automatic elevator facilities 24 hours per day, seven (7) days per week.

                                                                (2)           Landlord shall ventilate the Premises during Standard Operating Hours and shall furnish heat or air conditioning when in the judgment of Landlord it is required for the comfortable occupancy of the Premises during Standard Operating Hours, subject to any requirements or standards relating to, among other things, energy conservation, imposed or established by governmental agencies.  Upon request, Landlord shall make available at Tenant’s expense heat or air conditioning for use at all other times, provided that such request is made at least one hour before the end of the Standard Operating Hours preceding such service and provided further that the minimum use of such additional heat or air conditioning and the cost thereof shall be  determined by Landlord and confirmed in writing to Tenant as the same may change from time to time.

                                                                (3)           Landlord shall furnish electric current to the Premises at all times.  Tenant’s use of electric current shall at no time exceed the capacity of the feeders to the Building or the risers or wiring installation therein.  Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises other than personal computers without the prior written consent of Landlord.

                                                                (4)           Landlord shall furnish water for drinking, cleaning and lavatory purposes only in the Common Areas of the Building.

                                                                (5)           Provided that the Premises are used exclusively as offices and are kept reasonably in order by Tenant, Landlord shall provide janitorial services to the Premises as specified on Exhibit C hereto, if any, as that Exhibit shall be modified by Landlord from time to time in its reasonable discretion; however, in no event materially less than such services then being provided in comparable office buildings in the Costa Mesa market.  If the Premises are not used exclusively as offices (provided Section 1.01(18) permits such use), Tenant or persons approved by Landlord shall keep the Premises clean and in order to the satisfaction of Landlord, but at Tenant’s sole expense. No persons other than Tenant and those persons approved by Landlord shall be permitted to enter the Premises for the purpose of keeping the Premises clean and in order.  Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that such refuse and rubbish removed by Landlord exceeds the refuse and rubbish usually attendant upon the use of premises as offices.

                                                                (6)           Landlord shall replace, as necessary, the light bulbs in the Building standard lighting fixtures installed by Landlord.  Tenant shall replace, as necessary, all bulbs and fluorescent tubes in non-Building standard lighting fixtures, if any, installed in the Premises.  If Tenant shall fail to make any such replacement within five (5) days after written notice from Landlord, Landlord may make such replacement and charge the cost of labor and materials involved therein to Tenant, as additional rent.

                (b)           In addition to any after-hours use of the Building’s heating, ventilation or air conditioning systems under Section 6.01(a)(2) above, Landlord may impose a reasonable charge upon Tenant for all utilities and services used by Tenant or at the Premises which involves (1) any substantial recurrent use of the Premises at any time other than Standard Operating Hours, (2) any use beyond that which Landlord is required to furnish under Section 6.01(a) above, (3) any special cooling or ventilating needs created in certain areas of the Premises by special telephone equipment, computers or other similar equipment or uses by Tenant, or (4) any use of electrical service in the Premises (including, without limitation, all lighting) in excess of seven (7) watts per square foot of Usable Area of the Premises per hour during Standard Operating Hours.  At any time and from time to time during the term of this Lease, Landlord may in its sole discretion install meters or other similar devices in the Premises or the Building for the purpose of measuring the electricity or other utilities supplied to the Premises.  If such meter or other device shows at any time that utilities have been supplied to the Premises for which Landlord may impose a charge as provided in this Section 6.01(b), then the cost of such meter or similar device and the cost of installation thereof shall be borne by Tenant and Tenant shall reimburse Landlord for such costs within ten (10) days of receipt of Landlord’s invoice thereof.

                (c)           Tenant agrees to cooperate fully with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the use of the above-described utilities and services to be provided by Landlord.  Any failure to pay any excess costs as described above shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights granted herein, at law or in equity as a result of such a breach.

                (d)           Notwithstanding anything to the contrary above, Landlord reserves the right from time to time to make reasonable modifications to the above standards for utilities and services.

6.02         TELEPHONE SERVICES

All telegraph, telephone, and communication connections which Tenant may desire shall be subject to Landlord’s prior written approval, in Landlord’s sole discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant’s telephone equipment (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing or as installed as part of Landlord’s Work, if any) on Tenant’s floor for Tenant’s connection to the telephone cable serving the Building, so long as Tenant’s equipment does not require connections different than or additional to those to the telephone cabinet or panel provided.  Except to the extent of such cabling within the Premises or from the Premises to such telephone cabinet or panel, Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance in the Building and to restrict and control access to telephone cabinets or panels.  In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program.  Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally.  If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith).  No later than the Termination Date, Tenant agrees to remove all telephone cables and communication wiring installed by Tenant for and during Tenant’s occupancy, which Landlord shall request Tenant to remove.  Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building.

6.03                           DELAYS IN FURNISHING SERVICES

In the event of any failure to furnish or delay in furnishing the services, including any utilities, to be supplied by Landlord, Landlord shall use good faith efforts to have service promptly resumed.  Where the cause of any such failure, stoppage or interruption of such utilities or services is within the system or control of a utility company or public or quasi-public entity outside Landlord’s control, notification to such utility or entity of such failure, stoppage or interruption and request to remedy the same shall constitute “good faith efforts” by Landlord to have service promptly resumed.  Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom.  Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure.  No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant’s use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset.  Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord’s compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property, shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant’s obligations for fulfillment of any covenant or agreement hereof.

6.04             CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord’s sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Building, the Premises and/or its occupants.  Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

ARTICLE SEVEN

POSSESSION, USE AND CONDITION OF PREMISES

7.01                           POSSESSION AND USE OF PREMISES

                (a)           Tenant shall be entitled to possession of the Premises when the Landlord Work is Substantially Complete.  Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(18) to conduct Tenant’s business.  Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules and regulations of the Building set forth in Article Eighteen; or (4) would tend to create or continue a nuisance.

                (b)           Tenant shall comply with all Environmental Laws pertaining to Tenant’s occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Building or the Property by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees. Landlord shall comply with all Environmental Laws applicable to the Property other than those to be complied with by Tenant pursuant to the preceding sentence.  Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices in quantities for ordinary day-to-day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material.  In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant’s activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice.  In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Material upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant’s expense.  Landlord’s inspection and testing rights are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights.  Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claim, demand, action, expense, liability and cost (including attorneys’ fees and expenses) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises or the Property during the Lease Term by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees.  In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion.  Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity.  If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors customers or invitees, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

                (c)           Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements.  The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Alterations in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises.  Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.  Notwithstanding anything to the contrary in this Section 7.01(c), if Tenant is required to pay for the cost of ADA Title III compliance in the Common Areas as a result of the Building being deemed to be a “public accommodation” as a result of Tenant’s use of the Premises, and the cost of such compliance is in excess of $75,000 , then Tenant shall have the option of terminating this Lease in lieu of paying for such compliance costs.  If Tenant elects to terminate the Lease, Tenant shall pay to Landlord, as a termination fee, the aggregate sum of (i) the unamortized cost of tenant improvements paid for by Landlord, (ii) the unamortized cost of brokers fees paid for by Landlord, and (iii) two month’s then escalated rent.

                (d)           Landlord and Tenant agree to cooperate and use commercially reasonable efforts to participate in traffic management programs generally applicable to businesses located in or about the Costa Mesa, California area and Tenant shall encourage and support van and car pooling by, and staggered and flexible working hours for, its office workers and service employees to the extent reasonably permitted by the requirements of Tenant’s business.  Neither this Section or any other provision of this Lease is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

                (e)           Tenant agrees to cooperate with Landlord and to comply with any and all guidelines or controls concerning energy management imposed upon Landlord by federal or state governmental organizations or by any energy conservation association to which Landlord is a party or which is applicable to the Building.

7.02                           LANDLORD ACCESS TO PREMISES; APPROVALS

                (a)           Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered.  Landlord or Landlord’s agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers).  Janitorial and cleaning services shall be performed after normal business hours.  Any entry or work by Landlord may be during normal business hours and Landlord may use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s occupancy of the Premises.

                (b)           If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord’s agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

                (c)           Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant’s compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord’s reasonable judgment to ensure the sound condition of the Property and the systems serving the Property.  Landlord’s rights under this Section 7.02(c) are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

                (d)           Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

                (e)           The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.03         QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.

ARTICLE EIGHT

MAINTENANCE

8.01                           LANDLORD’S MAINTENANCE

Subject to the provisions of Article Fourteen, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies in the Common Areas of the Building, except that:  (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building’s standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.04.  Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of any adjacent or nearby building, land, street or alley.

8.02                           TENANT MAINTENANCE

Subject to the provisions of Article Fourteen, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Additions in good order, condition and repair and in accordance with all Laws and Environmental Laws.  Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances.  Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord.  Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building.  If Tenant fails to perform any of its obligations set forth in this Section 8.02, Landlord may, in its sole discretion and upon 24 hours prior notice to Tenant (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

ARTICLE NINE

ALTERATIONS AND IMPROVEMENTS

9.01                           TENANT ALTERATIONS

                (a)           The following provisions shall apply to the completion of any Tenant Alterations:

(1)                                  Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises.  Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord’s prior written consent.  Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts.  All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building’s systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building).  The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building.  Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord:  architectural plans and specifications, opinions from Landlord’s engineers stating that the Tenant Alterations will not in any way adversely affect the Building’s systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord.  Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit.  Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

(2)                                  Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby.  In connection with completion of any Tenant Alterations, Tenant shall pay Landlord a construction fee at Landlord’s then standard rate.  Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3)                                  Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord’s standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials.  Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation.  In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

                (b)           Except for personal property and trade fixtures, all Tenant Additions whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord’s request.

9.02                           LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant.  If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord  a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof.  If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

ARTICLE TEN

ASSIGNMENT AND SUBLETTING

10.01       ASSIGNMENT AND SUBLETTING

                (a)           Without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 10.01. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable.  If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment.  If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws.  Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within fifteen (15) days after receipt of Tenant’s Notice (and all required information).  In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Building.  Tenant shall submit for Landlord’s approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

                (b)           With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors which Landlord may deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following:

                                                (i)            the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or

                                                (ii)           in Landlord’s reasonable judgment the proposed assignee or subtenant would diminish the value or reputation of the Building or Landlord; or

                                                (iii)          any proposed assignee’s or subtenant’s use of the Premises would violate Section 7.01 of the Lease or would violate the provisions of any other leases of tenants in the Project;

                                                (iv)          the proposed assignee or subtenant is either a governmental agency, a school or similar operation, or a medical related practice; or

                                                (v)           the proposed subtenant or assignee is a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant’s request; or

                                                (vi)          the proposed subtenant or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building.

In no event shall Landlord be obligated to consider a consent to any proposed assignment of the Lease which would assign less than the entire Premises.  In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of the Lease, Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligations to consent to such sublease or assignment.

                (c)           Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease.  Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee’s assumption of the obligations and liabilities of Tenant under this Lease.  Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises.  Landlord’s approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant’s obligation to obtain Landlord’s consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

                (d)           For purposes of this Article Ten, an assignment shall be considered to include a change in the majority ownership or control of Tenant unless Tenant is a corporation whose stock is traded publicly.

                Notwithstanding the foregoing, any sublease of the Premises or assignment of this Lease to (i) a parent or affiliate of Tenant, (ii) an entity resulting from the merger or consolidation of Tenant with a third party, or (iii) an entity purchasing all or substantially all of the assets of Tenant, shall not require the consent of Landlord, provided that the entity to whom the Premises are subleased or the Lease is assigned delivers to Landlord a written assumption of all duties, obligations of Tenant under this Lease.

                (e)           Notwithstanding anything to the contrary contained in this Article Ten and provided there is no uncured default under this Lease, Tenant shall have the right, without the prior written consent of Landlord, to assign this Lease to an Affiliate or to sublease the Premises or any part thereof to an Affiliate, but (i) no later than fifteen (15) days prior to the effective date of the assignment or sublease, the assignee shall execute documents satisfactory to Landlord to evidence such assignee’s assumption of the obligations and liabilities of Tenant under this Lease, unless Landlord modifies or waives such requirement in the case of any assignment which occurs by operation of law (and without a written assignment) as a consequence of merger, consolidation or non-bankruptcy reorganization, and the subtenant shall execute documents satisfactory to Landlord to evidence that the sublease is subject to the terms and conditions of this Lease and that the subtenant shall perform and be bound by all the terms and conditions of this Lease (except payment of Monthly Base Rent and Rent Adjustments hereunder and other obligations which the sublease expressly provides are to be performed by Tenant as the sublessor) to the extent applicable to the space and period covered by the sublease; (ii) within ten (10) days after the effective date of such assignment or sublease, give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Premises or part thereof, as may be the case; and (iii) within fifteen (15) days after Landlord’s written request, provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to an Affiliate.

10.02       RECAPTURE

Except as provided in Section 10.01(e) Landlord shall have the option to exclude from the Premises covered by this Lease (“recapture”), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment.  If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space.  Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant’s Share shall be adjusted accordingly.

10.03       EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys’ fees and expenses; (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant’s or assignee’s other leases or occupancy arrangements.  All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.04       TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord.  Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor.  After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease.  If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such assignment or sublease.  In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord’s express written consent, which may be withheld in Landlord’s sole discretion.

10.05       ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment.  If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

ARTICLE ELEVEN

DEFAULT AND REMEDIES

11.01                     EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a “Default” by Tenant under this Lease:

                                                                (i)            Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within three (3) days after the date when due;

                                                                (ii)           Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within thirty (30) days after written notice thereof to Tenant, unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period;

                                                                (iii)          the interest of Tenant in this Lease is levied upon under execution or other legal process;

                                                                (iv)          a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within thirty (30) days;

                                                                (v)           Tenant is declared insolvent by Law or any assignment of Tenant’s property is made for the benefit of creditors;

                                                                (vi)          a receiver is appointed for Tenant or Tenant’s property, which appointment is not discharged within thirty (30) days;

                                                                (vii)         any action taken by or against Tenant to reorganize or modify Tenant’s capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

                                                                (viii)        upon the dissolution of Tenant;

                                                                (ix)           upon the third occurrence within any Lease Year that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period);

                                                                (x)            any vacation or abandonment of the Premises by Tenant;

                                                                (xi)           any warranty, representation or statement made or furnished by Tenant to Landlord at any time in connection with this Lease or any other agreement to which Tenant and Landlord are parties is determined to have been false or misleading in any material respect when made or furnished; or

                                                                (xii)          Tenant makes any sublease, assignment, mortgage, pledge, hypothecation or other transfer, or permit any transfer of this Lease or encumbering of Tenant’s interest, or permit the use or occupancy of the Premises or any part thereof in violation of Article Ten.

11.02                     LANDLORD’S REMEDIES

                (a)           A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.02 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

                (b)           With respect to a Default, at any time Landlord may terminate Tenant’s right to possession by written notice to Tenant stating such election.  Any written notice required pursuant to Section 11.01 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord’s sole discretion, it states Landlord’s election that Tenant’s right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.01.  Upon the expiration of the period stated in Landlord’s written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant’s right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided.  Upon such termination in writing of Tenant’s right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord’s option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law.  Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property.  Tenant hereby waives all claims for damages that may be caused by Landlord’s removing or storing Tenant’s personal property pursuant to this Section or Section 12.01, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys’ fees and expenses) arising out of or in any way related to such removal or storage.  Upon such written termination of Tenant’s right to possession and this Lease, Landlord shall have the right to recover damages for Tenant’s Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

                                                                (1) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

                                                                (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

                                                                (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

                                                                (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.  The word “rent” as used in this Section 11.02 shall have the same meaning as the defined term Rent in this Lease.  The “worth at the time of award” of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate.  The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent (if any), and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

                (c)           Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession by written notice as provided in Section 11.02(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease.  In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute.  During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord’s option to recapture pursuant to Section 10.02, Landlord shall not unreasonably withhold its consent to such assignment or sublease.  Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant’s right to assign or sublet.  Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.02(b) above terminating Tenant’s right to possession, no other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

                (d)           In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

                (e)           Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant’s Default or otherwise.

                (f)            When this Lease requires giving or service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any equivalent or similar notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute.  When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Article Twenty-four shall replace and satisfy the statutory service—of—notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.

                (g)           The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

                (h)           No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 26.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver.  No provision of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord.  The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.03                     ATTORNEY’S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys’ fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys’ fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.04       BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

                (a)           In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable.  In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

                (b)           Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for:

                                                The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption.  Landlord and Tenant acknowledge such condition to be commercially reasonable.

                (c)           If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

                                                For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

                                                                (i)  The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease; and

                                                                (ii)  Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

                (d)           Landlord’s acceptance of Rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

11.05           LANDLORD’S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the Mortgagee notice and a reasonable time to cure any default by Landlord.

ARTICLE TWELVE

SURRENDER OF PREMISES

12.01       IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted.  Tenant shall deliver to Landlord all keys to the Premises.  Tenant shall remove from the Premises all movable personal property of Tenant and Tenant’s trade fixtures, including, subject to Section 6.02, cabling for any of the foregoing.  Tenant shall be entitled to remove such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be removed by Tenant.  Tenant shall also remove such other Tenant Additions as required by Landlord, including any Tenant Additions containing Hazardous Material.  Tenant immediately shall repair all damage resulting from removal of any of Tenant’s property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition as reasonably determined by Landlord.  If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease.   Tenant shall also be required to close any staircases or other openings between floors. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section, and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable.

12.02       LANDLORD’S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section.  Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Additions and in restoring the Premises to the condition required by this Lease at the Termination Date.

ARTICLE THIRTEEN

HOLDING OVER

Tenant shall pay Landlord one hundred and fifty percent (150%) of the fair market rental value of the Premises as reasonably determined by Landlord for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession).  Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession.  The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant’s continued occupancy of the Premises shall be as a tenancy in sufferance.

ARTICLE FOURTEEN

DAMAGE BY FIRE OR OTHER CASUALTY

14.01                     SUBSTANTIAL UNTENANTABILITY

                (a)           If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate (“Landlord’s Notice”).  If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one year from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination.  Further, in the event that the Building is damaged or destroyed to the extent of more than twenty-five percent (25%) of its replacement cost or to any extent if no insurance proceeds or insufficient insurance proceeds are receivable by Landlord, Landlord may elect by written notice to Tenant given within thirty (30) days after the occurrence of the casualty to terminate this Lease in lieu of so restoring the Premises and Building, in which event this Lease shall terminate as of the date of such damage.

                (b)           Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect.  Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

                (c)           Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date.  All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant’s cost, to the extent Landlord received proceeds of Tenant’s insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

                (d)           Notwithstanding anything to the contrary herein set forth:  (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees.  Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

                (e)           Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02       INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to substantially complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty.  Notwithstanding the foregoing, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.01 above.

14.03                     RENT ABATEMENT

Except for the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.04       WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

ARTICLE FIFTEEN

EMINENT DOMAIN

15.01                     TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date.  Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.02                     TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant’s Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation.  Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit.  Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.03       COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord’s award as a result.

ARTICLE SIXTEEN

INSURANCE

16.01       TENANT’S INSURANCE

Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease.  Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Two Million Dollars ($2,000,000.00); (b) Workers’ Compensation and Employers’ Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) “All Risks” property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions, equipment, installations, fixtures and contents of the Premises in the event of loss; and (d) business interruption or loss of income insurance in an amount equal to the Monthly Base Rent for a period of at least one year commencing with the date of loss (and the proceeds of such insurance shall be paid to Landlord to the extent of any abatement of Rent under the Lease).

16.02       FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements.  Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers’ Compensation and Employers’ Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days’ prior written notice to the Landlord, and (v) each policy of “All-Risks” property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies.  Tenant shall deliver to Landlord, certificates of insurance and at Landlord’s request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.03       LANDLORD’S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time.  Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage.  Such insurance shall be for a combined single limit of Five Million Dollars ($5,000,000.00).  Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct.  Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.04       WAIVER OF SUBROGATION

                (a)           Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its “All Risks” policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

                (b)           Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its “All Risks” insurance policy or policies on Tenant Additions, whether or not removable, and on Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.  If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured.  If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

                (c)           Provided that Landlord’s right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, except Tenant Additions, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees.  Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant of the Real Property who shall have executed a similar waiver as set forth in this Section 16.04(c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is coverable by Tenant’s insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

                (d)           Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to Sections (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid.  Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming.  All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05       NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

ARTICLE SEVENTEEN

WAIVER OF CLAIMS AND INDEMNITY

17.01                     WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property, or any part of either, or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord’s agents and servants, except to the extent caused by the gross negligence or willful misconduct of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages.  Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.02                     INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising from Tenant’s occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either.  In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion.  Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity.  The foregoing indemnity shall not operate to relieve Indemnitees of liability to the extent such liability is caused by the willful and wrongful act of Indemnitees.  Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.04 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its “All-Risks” property insurance.

17.03                     WAIVER OF CONSEQUENTIAL DAMAGES

To the extent permitted by law, Tenant hereby waives and releases the Indemnitees from any consequential damages, compensation or claims for inconvenience or loss of business, rents or profits as a result of any injury or damage, whether or not caused by the willful and wrongful act of any of the Indemnitees.

ARTICLE EIGHTEEN

RULES AND REGULATIONS

18.01       RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit D attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

18.02       ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit D or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

ARTICLE NINETEEN

LANDLORD’S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for offset or abatement of Rent:  (1) to change the Building’s name or street address upon thirty (30) days’ prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant’s access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

ARTICLE TWENTY

ESTOPPEL CERTIFICATE

20.01                     IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.02                     ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to Five Hundred Dollars ($500.00) for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorney-in-fact to execute and deliver such Estoppel Certificate.

ARTICLE TWENTY-ONE

INTENTIONALLY OMITTED

ARTICLE TWENTY-TWO

REAL ESTATE BROKERS

Tenant represents that, except for the broker(s) listed in Section 1.01(20) Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant.  Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation.  Landlord agrees to pay any commission to which Landlord’s Broker listed in Section 1.01(20) is entitled in connection with this Lease pursuant to Landlord’s written agreement with such broker.  Landlord and Tenant agree that any commission payable to Tenant’s Broker shall be paid by Tenant except to the extent that Tenant’s Broker and Landlord’s Broker have entered into a separate agreement between themselves to share the commission paid to Landlord’s Broker by Landlord.

ARTICLE TWENTY-THREE

MORTGAGEE PROTECTION

23.01       SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed.  If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor.  This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor.  In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request.  Tenant hereby constitutes Landlord as Tenant’s attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant’s failure to do so within fifteen (15) days of a request to do so.  Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

23.02       MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure).  Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord’s bankruptcy.  Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default.  This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

ARTICLE TWENTY-FOUR

NOTICES

                (a)           All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

                (b)           All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.01(2) and (3).

                (c)           Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service.  However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent.  Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

                (d)           By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE TWENTY-FIVE

PARKING

                (a)           Tenant shall be entitled to use up to the total number of parking spaces specified in Section 1.01(19), including unreserved as well as any reserved spaces, at Landlord’s then current rates, in parking facilities of the Project, subject to the terms, covenants and conditions set forth below.  Landlord’s current monthly parking charges at the Project are Thirty Dollars ($30.00) per automobile for unreserved parking and are Sixty-Five Dollars ($65.00) per automobile for reserved parking.  All of the payments and charges provided in this Article shall be collectable as additional Rent under the Lease.  Notwithstanding any provision of the foregoing to the contrary, upon written request by Tenant to Landlord, Tenant may convert one (1) unreserved parking space to one (1) reserved parking space and pay the then-current rate therefore and Landlord shall designate as reserved for Tenant said space.

                (b)           Tenant and its employees and business invitees shall not park any vehicle in any stall designated for the exclusive use of any other person and Tenant further agrees to employ reasonable measures to assure that its employees do not park in any such stall.  Tenant shall furnish Landlord with a list of its and its employees’ vehicle license numbers within fifteen (15) days after the Commencement Date and thereafter notify Landlord of any change in such list within fifteen (15) days after such change occurs.  Tenant agrees to assume responsibility for compliance by its employees with all Parking Rules and for all losses (including the loss of parking entrance key-cards, if any) and other damages caused by Tenant or Tenant’s agents, servants, employees, contractors, visitors or licensees occurring during or relating to any use of the Building’s parking facilities.  In addition to all other remedies available to Landlord under the Lease, at law or in equity, in the event any of Tenant’s employees park in violation of the Parking Rules, Landlord may charge Tenant a “violation fee” therefor set by Landlord from time to time.  Landlord’s current violation fee is Fifteen Dollars ($15.00) per automobile for each day or partial day each such vehicle is so parked in violation of the Parking Rules.  Tenant hereby authorizes Landlord to tow away from the Project or attach violation stickers, devices or notices to any vehicle belonging to Tenant or its employees which Landlord in good faith determines is parked in violation of the Parking Rules.  All costs of any such towing or violation device and all applicable violation fees shall be payable by Tenant immediately upon demand by Landlord and, at Landlord’s option, such payment may be required prior to the release of the towed vehicle to its owner.

                (c)           A condition of any parking shall be compliance by the vehicle operator with all Parking Rules, including, without limitation, displaying any sticker or complying with any other identification system from time to time established by Landlord.  The current Parking Rules are set forth on Exhibit F hereto, and the Parking Rules are subject to change by Landlord from time to time.  Landlord expressly reserves the right to refuse to permit any person or vehicle in violation of the Parking Rules to enter or remain in the parking areas of the Project and to demand return therefrom of all parking stickers or other identification supplied by Landlord and Tenant hereby agrees to assist Landlord in enforcing all Parking Rules.

                (d)           In the event any surcharge, regulatory fee or parking tax is at any time imposed by any governmental authority, Tenant shall pay all such amounts applicable to Tenant’s parking privileges hereunder to Landlord either in advance on the first day of each calendar month concurrently with its installments of Monthly Base Rent or as otherwise billed from time to time by Landlord.

                (e)           All parking privileges hereunder are personal to Tenant and, accordingly, in the event Tenant assigns or sublets all or any portion of the Premises, all of the same shall be reduced proportionately based on the Usable Area so assigned or sublet and any assignee or subtenant of Tenant shall receive only then prevailing parking privileges at the full then prevailing rates therefor.

                (f)            Landlord shall not be responsible for enforcing Tenant’s exclusive right to use any of its reserved parking stalls under the Lease nor shall Tenant have any right to impound, tow or impose any penalty on vehicles occupying such spaces.

                (g)           Landlord makes available a number of parking spaces for visitors to the Project at Landlord’s then current rates, and Tenant’s shall have the non-exclusive right, in common with others, to the use of such spaces by its visitors, to the extent such spaces are available on a first-come, first-served basis subject to payment at Landlord’s then current rates for such use.  Tenant may purchase validation coupons, stamps or tickets in the manner made available by Landlord for Tenant to give its visitors to present at the time payment of parking charges is due to defray such charges.  Any visitor not presenting the appropriate validation shall pay the then current rate for parking.  Notwithstanding the foregoing, Landlord shall provide Tenant, at no charge to Tenant, with fifty (50) hours of parking validation per month on a non-cumulative basis for Tenant’s visitor parking use

.

ARTICLE TWENTY-SIX

MISCELLANEOUS

26.01                     LATE CHARGES

                (a)           The Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and Parking charges shall be due when specifically provided above.  Except for such payments and late charges described below, which late charge shall be due when provided below (without notice or demand), all other payments required hereunder to Landlord shall be paid within ten (10) days after Landlord’s demand therefor.  All Rent and charges, except late charges, not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

                (b)           In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent.  The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, (ii) the amount of such late charge represents a reasonable estimate of such costs and expenses and (iii) that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder.  The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

                (c)           Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay Rent when due, including the right to terminate this Lease.

26.02       NO JURY TRIAL; VENUE; JURISDICTION

Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law.  No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived.  It is the intention of the parties that these provisions shall be subject to no exceptions.  By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure.  No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

26.03       INTENTIONALLY OMITTED

26.04       OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, but when executed by Tenant and delivered to Landlord, the Lease shall constitute an irrevocable offer by Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

26.05       TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party.  Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

26.06                     ENTIRE AGREEMENT

This Lease, the Exhibits and Rider(s) attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied.  This Lease shall not be modified except by a writing executed by Landlord and Tenant.

26.07       MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If any Mortgagee requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

26.08       EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation of Landlord in connection with this Lease shall only be enforced against Landlord’s equity interest in the Building up to a maximum of Three Million Dollars ($3,000,000.00) and in no event against any other assets of the Landlord, or Landlord’s officers or directors, partners or members, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.

26.09                     ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord.  No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term.  Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord’s right to pursue any remedies available to Landlord.

26.10                     LANDLORD’S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer; provided that all of Landlord’s obligations hereunder are specifically assumed by the buyer or transferee; and further provided that any remaining liability of Landlord with respect to this Lease shall be limited to Three Million Dollars ($3,000,000.00) and Tenant shall not be entitled to any judgment in excess of such amount.

26.11                     BINDING EFFECT

Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

26.12                     CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

26.13                     TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions.  This Lease shall be construed in accordance with the Laws of the State of California.  If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several.  If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law.  Wherever the term “including” or “includes” is used in this Lease, it shall have the same meaning as if followed by the phrase “but not limited to”.  The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

26.14                     ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall have the right to enter into the Premises in order to show the space to prospective tenants.  Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.02(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant’s right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, and the Lease shall continue in effect.

26.15                     LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES

If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

26.16       SECURITY SYSTEM

Landlord shall not be obligated to provide or maintain any security patrol or security system.  Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

26.17       NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

26.18       RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant.  Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

26.19       OPTION TO EXTEND

                (a)           Landlord hereby grants Tenant a single option to extend the initial Term of the Lease for an additional period of five (5) years (such period may be referred to as the “Option Term”), as to the entire Premises as it may then exist, upon and subject to the terms and conditions of this Section (the “Option To Extend”), and provided that at the time of exercise of such right:  (i) Tenant must be in occupancy of the entire Premises; and (ii) there has been no material adverse change in Tenant’s financial position from such position as of the date of execution of the Lease, as certified by Tenant’s independent certified public accountants, and as supported by Tenant’s certified financial statements, copies of which shall be delivered to Landlord with Tenant’s written notice exercising its right hereunder.

                (b)           Tenant’s election (the “Election Notice”) to exercise the Option To Extend must be given to Landlord in writing no later than the date which is nine (9) months before the Expiration Date.  If Tenant either fails or elects not to exercise its Option to Extend by not timely giving its Election Notice, then the Option to Extend shall be null and void.

                (c)           The Option Term shall commence immediately after the expiration of the initial Term of the Lease.  Tenant’s leasing of the Premises during the Option Term shall be upon and subject to the same terms and conditions contained in the Lease except that:  (i) the Monthly Base Rent shall be amended to an amount to equal the “Option Term Rent”, defined and determined in the manner set forth in the immediately following Subsection (and otherwise, Tenant shall continue to pay Rent Adjustments, all other Rent and all other charges pursuant to the Lease); (ii) the Security Deposit, if any, shall be increased within fifteen (15) days after the Prevailing Market Rent has been determined to equal one hundred percent (100%) of the highest monthly installment of Monthly Base Rent thereunder, but in no event shall the Security Deposit be decreased; (iii) Tenant shall accept the Premises in its “AS-IS” condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises or to provide Tenant any allowance therefor; and (iv) there shall be no further option or right to extend the term of the Lease.  If Tenant timely and properly exercises the Option To Extend, references in the Lease to the Term shall be deemed to mean the initial Term as extended by the Option Term unless the context clearly requires otherwise.

                (d)           The Option Term Rent shall mean the “Prevailing Market Rent” (defined below). As used herein, “Prevailing Market Rent” shall mean the base rent and all other monetary payments and escalations, including consumer price increases, payable by a tenant that Landlord could obtain from a third party desiring to lease the Premises for a term equal to the Option Term and commencing when the Option Term is to commence under market leasing conditions, and taking into account the following:  the size, location and floor levels of the Premises; the type and quality of tenant improvements; age and location of the Project; quality of construction of the Project; services to be provided by Landlord or by tenant; the rent, all other monetary payments and escalations obtainable for new leases of space comparable to the Premises in the Project and in comparable buildings in the surrounding geographic submarkets, and other factors that would be relevant to such a third party in determining what such party would be willing to pay therefor.  The determination of Prevailing Market Rent based upon the foregoing criteria shall be made by Landlord, in the good faith exercise of Landlord’s business judgment.  Within thirty (30) days after Tenant’s exercise of the Option To Extend, Landlord shall notify Tenant of Landlord’s determination of Option Term Rent for the Premises.  If Tenant, in Tenant’s sole discretion, disagrees with the amount of Prevailing Market Rent determined by Landlord, Tenant may elect to revoke and rescind the exercise of the option by giving written notice thereof to Landlord within thirty (30) days after notice of Landlord’s determination of Prevailing Market Rent.

                (e)           This Option to Extend is personal to South Bay Bank and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity.

                (f)            Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to commencement of the Option Term, to terminate all of the provisions of this Section with respect to the Option to Extend, with the effect of canceling and voiding any prior or subsequent exercise so this Option to Extend is of no force or effect:

                                                                (i)   Tenant’s failure to timely exercise the Option to Extend in accordance with the provisions of this Section.

                                                                (ii)  The existence at the time Tenant exercises the Option to Extend or at the commencement of the Option Term of any default on the part of Tenant under the Lease or of any state of facts which with the passage of time or the giving of notice, or both, would constitute such a default.

                                                                (iii) Tenant’s third monetary default under the Lease prior to the commencement of the Option Term, notwithstanding that all such defaults may subsequently be cured.

(g)           Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.

26.20       SIGNAGE

Tenant shall have the right to Building standard directory listing and suite signage at Tenant’s cost. Except as hereinprovided, Tenant shall not display, maintain or affix on any place on or about the Building any sign, notice, legend or advertisement.

26.21       SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.01(4) hereof.

TENANT:	LANDLORD:

South Bay Bank,	Metropolitan Life Insurance Company,
a National Association	a New York corporation

By	By

(Print Name)	(Print Name)

Its	Its
(Chairman of Board, President or Vice President)

By

(Print Name)
Its
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

EXHIBIT A

PLAN OF PREMISES

EXHIBIT B

WORKLETTER AGREEMENT

(Allowance)

                This Workletter Agreement (“Workletter”) is attached to and a part of a certain Office Lease dated as of September 19, 2003 by and between Metropolitan Life Insurance Company, a New York corporation, as Landlord, and South Bay Bank, a National Association, as Tenant, for the Premises (the “Lease”).

                1.             Defined Terms.  Capitalized terms used in this Workletter shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation.  For purposes of this Workletter the following capitalized terms have the following meanings:

                1.1.          “Design Documents” means the layout plans and specifications for the real property improvements to be constructed by Landlord in the Premises which are the final product of the preliminary space planning and which (i) include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease, all in sufficient detail for Landlord to commence preparation of the Construction Drawings (as defined below); and (ii) comply with all Law as applicable and as interpreted at the time of construction of the Tenant Improvements (as defined below), including all building codes and the ADA (as defined in the Lease);

                1.2           “Construction Drawings” means the final architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Landlord in the Premises in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall (i) include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease; and (ii) comply with all Law as applicable and as interpreted at the time of construction of the Tenant Improvements, including all building codes and the ADA;

                1.3           “Tenant Improvements” means all real property improvements to be constructed by Landlord as shown on the Construction Drawings, as they may be modified as provided herein; and

                1.4           “Landlord Work” means the construction and installation of the Tenant Improvements.

                2.             Design Matters.

                2.1.          Landlord, through its architects and/or space planners (“Landlord’s Architect”), shall prepare the Design Documents and the Construction Drawings, as they may be modified as provided herein, in accordance with the design specified by Tenant and reasonably approved by Landlord.

                2.2.          Tenant shall be responsible for the suitability for the Tenant’s needs and business of the design and function of all Tenant Improvements.  Tenant, at its own expense, shall devote such time and provide such instructions as may be necessary to enable Landlord to complete the matters described below, and Tenant shall approve such matters, within the times described below:

                                (a)  to provide no later than                 , 2003, all information necessary or appropriate for Landlord’s Architect to prepare the Design Documents;

                                (b)  to provide Tenant’s written approval of the Design Documents within five (5) days after receipt of the proposed Design Documents;

                                (c)  to provide Tenant’s written approval of a nonbinding preliminary estimate (“Landlord’s Preliminary Estimate”) provided by Landlord of the cost of the Tenant Improvements shown on the Design Documents within three (3) days after receipt of such estimate; and

                                (d)  to provide Tenant’s written approval of the Construction Drawings within five (5) days after receipt of the proposed Construction Drawings.

                3.             Construction; Landlord’s  Contribution; Tenant Improvement Costs.

                3.1.          Construction; Landlord’s Contribution.  Landlord, through its contractor, shall complete the construction of the Tenant Improvements in a good and workmanlike manner, up to a maximum cost to Landlord of Thirty-Four Thousand Four Hundred Fifty and No/100 Dollars ($34,450.00), which shall be binding upon the parties unless and until Landlord measures the Premises pursuant to Exhibit G of the Lease and such measurement shows the Premises is larger or smaller than 1,378 square feet of Usable Area, in which event Landlord shall recalculate such amount at the rate of Twenty-Five and No/100 Dollars

($25.00) per square foot of Usable Area of the Premises (“Landlord’s Maximum Contribution”), and within ten days after Landlord’s notice of such measurement (if any), recalculation (if any) and amount owing (if any) from either party with respect to the Landlord’s Maximum Contribution and the Tenant Improvement Costs (as defined below), the owing party shall credit (if Landlord owes Tenant) or pay (if Tenant owes Landlord) the other the amount due.

                3.2.          Tenant Improvement Costs.  The cost of the Tenant Improvements (“Tenant Improvement Costs”) to be paid by Landlord from, but not in excess of, Landlord’s Maximum Contribution shall include:

                                (a)  The costs of Landlord’s Architect and any other consultants retained by Landlord in connection with the preparation of Design Documents and Constructions Drawings, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

                                (b)  All costs of obtaining from the City of Costa Mesa and any other governmental authority, approvals, building permits and occupancy permits, if any;

                                (c)  All costs of interior design and finish schedule plans and specifications including as-built drawings;

                                (d)  All direct and indirect costs of procuring, installing and constructing the Tenant Improvements, including:  (i) the construction fee in the amount of three percent (3%) of the total construction costs for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered or provided by Landlord’s contractor in connection with construction of the Tenant Improvements; (ii) the cost of any services or utilities made available by Landlord; and (iii) a construction management fee payable to Landlord of no more than three percent (3%);

                                (e)  Without limiting the generality of the foregoing, the Tenant Improvement Costs include all costs of designing, procuring, constructing and installing Tenant Improvements in compliance with Law as applicable and as interpreted at the time of construction of the Tenant Improvements, including all building codes and the ADA; and

                                (f)  All fees payable to Landlord’s architectural and engineering firm if it is required by Tenant to redesign any portion of the Tenant Improvements following Tenant’s approval of the Construction Drawings, and all costs in connection with any approved Change Order (as defined below) in accordance with the provisions of this Workletter.

In no event shall the Tenant Improvement Costs include (i) any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing or other personal property (“Personal Property”) to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant, or (ii) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Premises.

                3.3.          Limitations of Landlord’s Obligations.  Upon Substantial Completion of the Tenant Improvements, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in the Tenant Improvements, except to complete the punchlist of Landlord Work remaining to be completed or correct any part thereof not in compliance with the Construction Drawings and any approved modifications thereof, as provided in the Lease.  If Landlord’s Maximum Contribution exceeds the Tenant Improvement Costs, then Landlord shall retain such excess and shall have no obligation or liability to Tenant with respect to such excess.

                4.             Costs of Tenant Improvements in Excess of Landlord’s  Maximum Contribution.  As soon as reasonably available after completion and approval by both parties of the Construction Drawings, Landlord shall notify Tenant in writing of the costs, if any, of the Tenant Improvements in excess of the Landlord’s Maximum Contribution (such notification shall be referred to as “Landlord’s Cost Statement”).  Within five (5) business days after receipt of Landlord’s Cost Statement, Tenant shall, in writing, give Landlord authorization to complete the Tenant Improvements in accordance with the Construction Drawings, and to the extent that there remain any costs of the Tenant Improvements in excess of the Landlord’s Maximum Contribution, Tenant shall accompany said authorization with a good check made payable to the order of Landlord in the amount of the excess cost authorized by Tenant of the Tenant Improvements over Landlord’s Maximum Contribution.  In such authorization, Tenant may, pursuant to the provisions of this Workletter, request a Change Order to the approved Construction Drawings to reduce or delete all or part of such excess costs, but any delay in completion of the Premises resulting from such request for a Change Order or from the changes so made or necessitated shall be chargeable as Tenant Delay.  If such written authorization and check (if applicable) are not received by Landlord, Landlord shall not be obligated to commence work on the Premises and any resulting delay in the completion of the Premises shall be chargeable against Tenant as Tenant Delay as provided in Section 6 of this Workletter and in the Lease.

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                5.             Changes. If Tenant shall request any change, addition or alteration in the approved Construction Drawings, any such request and Change Order pursuant thereto shall be subject to Landlord’s approval, which shall not unreasonably be withheld, and subject to such approval, Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services and the construction contractor services to prepare a change order (the “Change Order”) in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order, and (c) the time delay expected because of such requested Change Order.  Within three (3) business days following Tenant’s receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate.  If Tenant approves such written estimate and if such cost is in excess of Landlord’s Maximum Contribution, Tenant shall accompany such approval with a good check made payable to the order of Landlord in the amount of the estimated cost of preparing the Change Order and performing the work thereto, and the foregoing shall constitute Landlord’s authorization to proceed.  If such written authorization, and check if required, are not received by Landlord within such three (3) business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith.  Upon completion of the work of the Change Order and submission of the final cost thereof by Landlord to Tenant, Tenant shall promptly pay to Landlord any such additional amounts in excess of Landlord’s Maximum Contribution.

                6.             Tenant Delay.  If the Substantial Completion of the Tenant Improvements in the Premises is delayed due to Tenant Delay, then Tenant shall be responsible for all costs and any expenses occasioned by such delay, including any costs and expenses attributable to increases in labor or materials, and the provisions of Article Two of the Lease shall apply.

                7.             Entry by Tenant.  Tenant may, with Landlord’s consent, which will not unreasonably be withheld, enter the Premises during construction and prior to the Commencement Date for the Premises solely for the purpose of installing Tenant’s Personal Property (defined in Section 3.2 above) as long as such entry will not interfere with the timely and orderly construction and completion of the Premises.  Tenant shall notify Landlord of its desired time(s) of entry and shall submit for Landlord’s approval the scope of the work to be performed and the name(s) of the contractor(s) who will perform such work.  Such work and such contractors shall be subject to Landlord’s approval in the same manner as for work subject to Section 9.01(a) of the Lease.  Such entry shall be without payment of Monthly Base Rent or Rent Adjustments, but such entry and all acts and omissions in connection with it are subject to and governed by all other provisions of the Lease, including Tenant’s indemnification obligations, insurance obligations, obligations under Article Seven and the provisions of Section 9.02.

                8.             Force and Effect.  The terms and conditions of this Workletter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease.  Should any inconsistency arise between this Workletter and the Lease as to the specific matters which are the subject of this Workletter, the terms and conditions of this Workletter shall control.

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EXHIBIT C

CURRENT JANITORIAL SPECIFICATIONS

                This Exhibit is attached to and a part of a certain Office Lease dated as of September 19, 2003 by and between Metropolitan Life Insurance Company, a New York corporation, as Landlord, and South Bay Bank, a National Association, as Tenant, for the Premises (the “Lease”).

I.  Five times per week, excluding National Holidays:

                                                (1)                                  Sweep and damp mop all hard flooring and vacuum all carpeted areas.  Spot clean as necessary.

                                                (2)                                  Empty and clean all wastepaper containers, ash trays, receptacles, etc., and damp wipe as necessary.

                                                (3)                                  Remove wastepaper and waste materials to a designated area or areas.

                                                (4)                                  Dust and wipe clean all furniture, hand reached fixtures, baseboards, and window sills.

                                                (5)                                  When applicable, clean restrooms and water fountains.

II.  One time per week (and as necessary):

                                                (1)                                  Remove all finger marks, smudges, and other marks from walls, doors, windows and other surfaces.

III.  One time per month (and as necessary):

                                                (1)                                  Scrub and wax hard flooring.

                                                (2)                                  High dust.

IV.  Two times per year (and as necessary):

                                                (1)                                  Clean all windows inside, including sills and frames, and outside.

V.  One time per year (and as necessary):

                                                (1)                                  Wash, clean, and dust ceiling fixtures and light panels.

EXHIBIT D

RULES AND REGULATIONS

                This Exhibit is attached to and a part of a certain Office Lease dated as of September 19, 2003 by and between Metropolitan Life Insurance Company, a New York corporation, as Landlord, and South Bay Bank, a National Association, as Tenant, for the Premises (the “Lease”).

                1.             No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises or the Project.

                2.             No awning or other projection shall be attached to the outside walls or windows of the Project without the prior written consent of Landlord.  No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord.  Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord.  All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be fluorescent, of a quality, type, design, bulb color, size and general appearance approved by Landlord, which approval shall not be unreasonably withheld.

                3.             No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Project without the prior written consent of Landlord.  In the event of the violation of the foregoing by Tenant, Landlord may remove same without liability, and may charge the expense incurred by such removal to Tenant.  Interior signs on doors and directly tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a quality, quantity, type, design, color, size style, composition, material, location and general appearance acceptable to Landlord.

                4.             The sashes, sash doors, skylights, windows, and doors that reflect or admit light or air into the halls passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Project.

                5.             No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Project, nor placed in public portions thereof without the prior written consent of Landlord.

                6.             The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein.  All damages resulting from any misuse of the fixtures by Tenant shall be borne by Tenant to the extent that Tenant or Tenant’s agents, servants, employees, contractors, visitors, or licensees shall have caused the same.

                7.             Tenant shall not paint, mark, drill into or in any way deface any part of the Premises or the Project.  No boring or cutting shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

                8.             No animal or bird of any kind shall be brought into or kept in or about the Premises or the Project.

                9.             Prior to leaving the Premises for the day, Tenant shall reasonably draw or lower window coverings and extinguish all lights.

                10.           Tenant shall not make, or permit to be made, any unseemly or disturbing noises or interfere with occupants of the Project or neighboring buildings or premises or those having business with them.  Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

                11.           Except as otherwise permitted under Section 9 of the Lease, neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

                12.           No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof; however, the foregoing shall not apply to any card key system which Tenant installs in full compliance with all other provisions of the Lease at its sole expense and with respect to which Landlord is provided with all access cards necessary to fully exercise all of its entry rights under the Lease with respect to the Premises.  Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms either furnished to or otherwise procured by Tenant and, in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

                13.           All removals, or the carrying in or out of any safes, freight, furniture, fixtures, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time.  Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight.  The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Superintendent of the Building and in a manner and at the time prescribed by him, and the persons employed by Tenant for such work are subject to Landlord’s prior approval.  Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight or other bulky articles which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

                14.           Tenant shall not occupy or permit any portion of the Premises to be occupied as an office that is not generally consistent with the character and nature of an ordinary desk-type office.  Nor shall Tenant permit any portion of the Premises to be used (a) for an employment agency, a public stenographer or typist, a labor union  office, a physician’s or dentist’s office, a dance or music studio, a school, a beauty salon or barber shop, the business of photographic or multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant’s own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery or soda or beverages or sandwiches or ice cream or baked goods, an establishment for the preparation or dispensing or consumption of food or beverages (of any kind) in any manner whatsoever, or as a news or cigar stand, or as a radio or television or recording studio, theater or exhibition hall, for manufacturing, for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction, or for lodging, sleeping or for any immoral purpose, or for any business which would tend to generate a large amount of foot traffic in or about the Project or any of the areas used in connection with the operation thereof, including but not limited to any use (i) as a government office or foreign embassy or consulate, or (vi) as a tourist or travel bureau, or (b) a use which conflicts with any so-called “exclusive” then in favor of, or is for any use the same as that stated in any percentage lease to, another tenant of the Project, or (c) a use which would be prohibited by any other portion of the Lease (including but not limited to any Rules and Regulations then in effect) or in violation of Law.  Tenant shall not engage or pay for any employees on the Premises other than those working at the Premises, nor shall Tenant advertise for laborers giving an address at the Premises.

                15.           Tenant shall not purchase spring water, towels, janitorial or maintenance or other like service from any company or persons not reasonably approved by Landlord.  Landlord shall approve a sufficient number of sources of such service to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Project.

                16.           Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Project which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as a first class building for offices and, upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

                17.           Landlord reserves the right to exclude from the Project between the hours of 6:00 P.M. and 8:00 A.M. on all days, and at all hours on Saturdays, Sundays and National Holidays, all persons who do not present a pass to the Project issued by Landlord.  Landlord may furnish passes to Tenant so that Tenant may validate and issue same.  Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Project who possess a pass issued to Tenant.

                18.           Tenant’s contractors shall, while in the Project, be subject to and under the control and direction of the Superintendent of the Building (but not as agent or servant of said Superintendent or of Landlord) except for supervision of work.

                19.           If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors, or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

                20.           The requirements of Tenant will be attended to only upon application at or call to the office of the Project.  Project personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

                21.           Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same.

                22.           No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

                23.           There shall not be used in any Common Areas, public halls, plaza areas, lobbies or other space in the Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and side guards.

                24.           Tenant, Tenant’s agents, servants, employees, licensees or visitors shall not park any vehicles in any driveways, service entrances, or areas posted “No Parking.”

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                25.           Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times property operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

                26.           Tenant shall reasonably keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.

                27.           Tenant shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Project in its advertising, stationary or in any other manner without the prior written permission of Landlord.  Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

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EXHIBIT E

PROJECT

EXHIBIT F

CURRENT PARKING RULES

                This Exhibit is attached to and a part of a certain Office Lease dated as of September 19, 2003 by and between Metropolitan Life Insurance Company, a New York corporation, as Landlord, and South Bay Bank, a National Association, as Tenant, for the Premises (the “Lease”).

                1.  Cars must be parked entirely within painted stall lines.

                2.  All directional signs and arrows must be observed.

                3.  All posted speed limits for the parking areas shall be observed.  If no speed limit is posted for an area, the speed limit shall be five (5) miles per hour.

                4.  Parking is prohibited:

                                (a)  in areas not striped for parking;

                                (b)  in aisles;

                                (c)  where “no parking” signs are posted;

                                (d)  on ramps;

                                (e)  in cross-hatched areas; and

                                (f)  in such other areas as may be designated by Landlord.

                5.  Handicap and visitor stalls shall be used only by handicapped persons or visitors, as applicable.

                6.  Parking stickers or any other device or form of identification supplied by Landlord from time to time (if any) shall remain the property of Landlord.  Such parking identification device must be displayed as requested and may not be mutilated in any manner.  The serial number of the parking identification device may not be obliterated.  Devices are not transferable and any device may not be obliterated.  Devices are not transferable and any device in the possession of an unauthorized holder will be void.  There will be a replacement charge payable by the parker and such parker’s appropriate tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or any parking sticker.

                7.  Every parker is required to park and lock his or her own car.  All responsibility for damage to cars or persons is assumed by the parker.

                8.  Loss or theft of parking identification devices must be reported to Landlord, and a report of such loss or theft must be filed by the parker at that time.  Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.  Lost or stolen devices found by the parker must be reported to Landlord immediately to avoid confusion.

                9.  Parking spaces are for the express purpose of parking one automobile per space.  Washing, waxing, cleaning or servicing of any vehicle by the parker and/or such person’s agents is prohibited.  The parking areas shall not be used for overnight or other storage for vehicles of any type.

                10. Landlord reserves the right to refuse the issuance of parking identification or access devices to any tenant and/or such tenant’s agents or representatives who willfully refuse to comply with the Parking Rules and/or all applicable governmental ordinances, laws or agreements.

                11. Tenant shall acquaint its employees and visitors with the Parking Rules, as they may be in effect from time to time.

                12. Any monthly rate for rental of a parking space shall be paid one month in advance prior to the first day of such month.  Failure to do so will automatically cancel parking privileges, and a charge of the prevailing daily rate will be due.  No deductions or allowances from the monthly rate will be made for days a parker does not use the parking facilities.

                13. Each parker shall pay a reasonable deposit for any parking card issued to such person.  Such deposit shall be paid at the time the parking card is issued and shall be forfeited if the parking card is lost.  Such deposit shall be returned without interest, at the time such person ceases to utilize the parking facilities, upon surrender of the parking card.  A reasonable replacement charge shall be paid to replace a lost card and an amount in excess of the initial deposit may be charged as the replacement fee.

EXHIBIT G

RENTABLE AREA & USABLE AREA

                This Exhibit is attached to and a part of a certain Office Lease dated as of September 19, 2003 by and between Metropolitan Life Insurance Company, a New York corporation, as Landlord, and South Bay Bank, a National Association, as Tenant, for the Premises (the “Lease”).

                “Rentable Area” and “Usable Area” under the Lease shall be determined by Landlord in any reasonable fashion consistently applied throughout the Project which substantially conforms with BOMA standards, modified as follows:

                (a)           As to each floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant, the Rentable Area attributable to such tenant shall be the total of (i) the entire area bounded by the interior surface of the exterior walls of the Building on such floor, including all areas used for elevator lobbies, corridors, special stairways and elevators, restrooms, mechanical rooms, electrical rooms and telephone closets; however, excluding the area contained within the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts, but without deduction for columns or other structural portions of the Building or any other vertical penetrations; and (ii) that portion of the covered or enclosed Common Areas which constitute a part of the Building and which are maintained by Landlord for the common benefit of all tenants of the Building which bears the same proportion to the total area of such Common Areas as the Rentable Area of such tenant under (i) above bears to the Rentable Area of the Building (excluding such common facilities).

                (b)           As to each floor of the Building on which space is or will be leased to more than one tenant, the Rentable Area attributable to each such tenant shall be the total of (i) the entire area included within such tenant’s premises, as bounded by the interior surface of any exterior walls of the Building bounding such premises, the exterior surface of all walls separating such premises from any public corridors or other public areas on such floor, and the centerline of all walls separating such premises from other areas leased or to be leased to other tenants on such floor; however, excluding the area contained within the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts, but without deduction for columns or other structural portions of the Building or any other vertical penetrations; (ii) that portion of the area used for elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms and telephone closets situated on such floor which bears the same proportion to the total area of such facilities as the Rentable Area of such tenant under (i) above bears to the Rentable Area of such floor (excluding such facilities); and (iii) that portion of the covered or enclosed Common Areas which constitute a part of the Building and which are maintained by Landlord for the common benefit of all tenants of the Building which bears the same proportion to the total area of such Common Areas as the Rentable Area of such tenant under (i) and (ii) above bears to the Rentable Area of the Building (excluding such common facilities).

                (c)           For purposes of establishing the Monthly Base Rent, Tenant’s Share, Building Share and Landlord’s Maximum Contribution, if any, pursuant to the Workletter as of the date of the Lease, the Rentable Area of the Premises is deemed to be as set forth in Section 1.01(11), the Usable Area of the Premises is deemed to be as set forth in Section 1.01(13), the Rentable Area of the Building is deemed to be as set forth in Section 1.01(10), and the Rentable Area of the Project is deemed to be as set forth in Section 1.01(12), which on a per building basis is deemed to be 123,420 square feet for Building A, 3070 Bristol Street, and 123,420 square feet for Building B, 3090 Bristol, and 115,299 square feet for Building C, 3080 Bristol.  In the event that the demising walls of the Premises are to be built or modified after the date of execution of the Lease (either upon Tenant’s initial occupancy or any subsequent change in the Premises pursuant to other provisions of this Lease), then when such demising walls are substantially complete, Landlord shall have the right to verify or correct the square footage of the Rentable Area of the Premises and the Usable Area of the Premises and accordingly adjust other amounts under the Lease based upon such square footage.  At such time(s) at Landlord’s option, Landlord’s architect shall determine and certify in writing to Tenant and Landlord the actual Rentable Area of the Premises and Usable Area of the Premises, which such determinations and certifications shall be conclusive, and thereupon Landlord shall accordingly adjust other amounts under the Lease based upon such square footage, including the Monthly Base Rent,  Tenant’s Share and Landlord’s Maximum Contribution, if any, pursuant to the Workletter.

                (d)           The term “Usable Area” shall mean only that portion of the Rentable Area determined under subsection (a)(i) or (b)(i) above, as the case may be, subject to the provisions of subsection (c) above.

EXHIBIT H

ATM LICENSE

                This Exhibit is attached to and a part of a certain Office Lease dated as of September 19, 2003 by and between Metropolitan Life Insurance Company, a New York corporation, as Landlord, and South Bay Bank, a National Association, as Tenant, for the Premises (the “Lease”).

LICENSE AGREEMENT

FOR

AUTOMATED TELLER MACHINE

                This agreement (the “Agreement”) dated                  , 2003, is made by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Licensor”), and SOUTH BAY BANK, a                                    (“Licensee”).

1.             Premises.  Licensor hereby grants a license to Licensee to establish and install one (1) automatic teller machine and night depository (collectively, the “ATM”) on the exterior wall or window adjacent to the front door of the building commonly known as South Coast Corporate Center (the “Building”), located at 3070 Bristol Street, Costa Mesa, California as shown on Exhibit A attached hereto and made a part hereof (the “Premises”) which ATM will dispense cash and perform such other transactions as are permitted by applicable law.  Licensee is solely responsible for all service, repairs and maintenance to the ATM and all costs associated therewith and agrees to manage, operate and maintain the ATM.  Without limiting the foregoing, Licensee shall:

(a)                                  Handle mechanical malfunctions in a timely manner;

(b)                                 Deal directly with ATM service providers such as ATM repair persons (Licensor shall not be required to handle these relationships except as incidental to its ownership or control of the Building); and

(c)                                  Shall have the right to install such additional, ancillary improvements that may be required by Law or as deemed necessary by Tenant such as security cameras and lights.

2.             Term.  The term of this Agreement shall commence on                       , 2003 and shall be coterminous with that certain lease between Licensor and Licensee dated                    , 2003 (the “Lease”) including any extension of the term of the Lease.

3.             Installation and Maintenance.  Installation and maintenance of the ATM shall be at Licensee’s sole cost  The selection of contractors chosen by Licensee to install the ATM must be approved by Licensor prior to installation of the ATM.  Licensee shall submit its plans (including plans for the proposed design and location of signs on the ATM) for installation which shall also include the estimated weight of the ATM to be installed to Licensor prior to the commencement of the installation thereof for Licensor’s review and approval.  Licensee shall not make any alterations, additions or improvements to the Premises without the prior written consent of Licensor.  Installation process, installation location and maintenance shall be coordinated with Licensor and subject to supervision by Licensor or its building staff, without charge.  Contractors must abide by the building rules and regulations, provide adequate insurance and evidence of such insurance upon request of Licensor and hold harmless Licensor, except for Licensor’s gross negligence or willful misconduct. Licensee shall avoid and minimize any disturbance to the operation of the Building and to the tenants of the Building during installation, alteration or maintenance of the ATM.

4.             Licensee Covenants.  Licensee shall at all times observe the following rules and regulations with respect to the Premises: (a) Licensee shall maintain the ATM in a clean, sanitary, attractive and safe condition and in good repair; (b) Licensee shall not perform any act or carry on any practice which may injure the Premises or any portion of the Building or any person at the Building, or which may void any of Licensor’s insurance on the Building or increase the premium rate therefor; (c) Licensee shall not keep or display any merchandise in the floor area adjacent to the Premises or otherwise obstruct said area; (d) Licensee shall not overload the floor of the Premises; (e) Licensee shall at all times comply with all laws pertaining to the Premises or the conduct of Licensee’s business thereat; and (f) Licensee shall perform all loading and unloading of goods only at such times and in such places as is designated by Licensor for such purpose.  Licensee shall comply with such other reasonable rules and regulations as Licensor may from time to time adopt with respect to the Building.

5.             Liens.  Licensee shall promptly pay for any work done or material furnished by or on behalf of Licensee in or about the Premises or Building and shall not permit or suffer any lien to attach to the Premises or all or any part of the Building and Licensee shall have no authority or power, express or implied, to create or cause any lien, charge or encumbrance of any kind against the Premises or all or any part of the Building.  If any lien shall at any time be filed against the Premises or against any part of the Building by reason of work, labor, services or materials alleged to have been performed or furnished by, for or to Licensee or to anyone holding the Premises through or under Licensee, Licensee shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Licensor.  If Licensee shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Licensor, Licensor may discharge the same by paying the amount claimed to be due, and the amount so paid by Licensor and all costs and expenses, including reasonable attorneys’ fees incurred by Licensor, in procuring the discharge of such lien, shall be due and payable by Licensee to Licensor as an additional amount on the first day of the next following month.  Licensor shall take all reasonable steps necessary to maintain the ATM free from any mortgage, security agreement, lien or encumbrance, except liens arising by operation of law for taxes not yet due and payable.

6.             Governmental Regulation.  Licensee has the sole obligation to secure, and shall secure without expense to Licensor, any building permits, changes in zoning variances and approvals which are or may be required for the ATM from local, state and any governmental agency which regulates such systems.  Licensor’s approval of the design or installation of the ATM does not constitute agreement that any of the requisite governmental permits or approvals have been issued or granted.  Licensee shall comply with any and all laws, ordinances and/or regulations applicable to the ownership, deployment, operation or maintenance of the ATM, including without limitation Federal Regulation E and any such laws, ordinances and/or regulations which are applicable to financial settlement of ATM transactions, electronic transfers of funds or the operation of so-called “electronic branches” or ATMs generally.

7.             Financial Settlement.  Licensee shall be solely responsible for all financial settlements of, and any and all obligations or liabilities arising from or with respect to, all ATM transactions.  Without limiting the generality of the foregoing, Licensee shall be responsible for daily financial settlement with electronic funds transfer (EFT) networks and any other relevant third party payers, obligors or their respective agents, and Licensee shall bear sole responsibility with respect to any shortages of cash or other ATM inventory in connection with any such financial settlements.

8.             Interference.  Licensee must modify or remove the ATM and Licensor may terminate this Agreement if the ATM, in Licensor’s sole judgment, causes any interference or disturbs the operation of any other equipment of Licensor or any tenants of the Building or creates or maintains any noise, odor or nuisance tending to disturb any occupant of the Building or areas adjacent thereto.  Licensee must immediately shut the ATM off upon notification of interference and may be allowed to restart a modified ATM to test for interference only with Licensor’s permission.

9.             Interruption.  Licensor may from time to time and on reasonable advance notice to Licensee (except in the event of an emergency), require temporary interruption of service for repairs, maintenance, modification of the Premises or Building, including, but not limited to, roofing, structural, electrical or mechanical repairs.

10.           Damage.  Licensee is solely responsible for damage to the Premises, Building, equipment, property, or bodily personal injury related to or caused by the ATM, except for damage due to the negligent or intentional acts of Licensor, its agents, employees or contractors.  Licensee agrees that Licensor shall not be liable, responsible or accountable for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by Licensee or by any person occurring in, on or about the Premises or as a consequence, direct or indirect, of the existence, installation, repairs to, maintenance or removal of the ATM, and Licensee agrees to protect, defend, indemnify and save Licensor harmless from any and all claims, liabilities, losses, damages, costs, attorneys’ fees and expenses arising out of any such loss, injury, death or damage, except where such claims, liabilities, losses, damages, costs, attorneys’ fees and expenses are due to the negligent or intentional acts of Licensor, its agents, employees or contractors.  Licensee agrees to pay for all damage done to the Premises or Building by Licensee, or any person or persons brought onto the Premises or into the Building by Licensee in connection with the ATM.

11.           License.

(a)                                  Licensee, Repair people, etc.  Licensor hereby grants Licensee and Licensee’s agents, officers and employees a non-exclusive right to enter upon the Premises during normal business hours with prior notice to Licensor and approval by Licensor of the date and time of entry in each instance (which approval will not be unreasonably withheld) for the purpose of performing Licensee’s duties under this Agreement, including, without limitation, the installation, management and maintenance of the ATM and any cameras or other security equipment.

(b)                                 Regulators.  Licensor shall also permit any and all regulators, examiners and auditors of Licensee or any automatic teller machine network, as well as officers, employees and agents of any such automatic teller machine network itself, to have access to the ATM during normal business hours, upon presentation of proper identification.

12.                                 Covenants of Licensor.  Provided Licensee complies with all of the terms, covenants and conditions of this Agreement, Licensor shall:

(a)                                  Site Maintenance.  Maintain the Premises in a clean condition and in good repair.

(b)                                 Utilities.  Pay all electrical bills associated with the installation, maintenance and operation of the ATM and any related security cameras.

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13.           Restoration.  Upon termination of this Agreement, Licensee, at Licensee’s expense, must remove the ATM and promptly restore the Premises to the condition as existed on the date of installation of the ATM.  Licensee shall also promptly repair any damage to the Premises or any other areas caused by removal of the ATM.  Any part of the ATM which Licensee fails to remove from the Premises at the expiration of the term of this Agreement shall be deemed abandoned by Licensee and shall become the property of Licensor.

14.           Cost Recovery.  If Licensee does not comply with the terms hereof, Licensor may elect to hire its own contractor to remedy any condition after ten (10) days written notice to Licensee and may charge related costs to Licensee which shall be payable by Licensee to Licensor within thirty (30) days after Licensor renders a statement to Licensee therefor.

15.           Insurance.  Licensee shall carry insurance during the entire term of this agreement insuring Licensee and Licensor as their interest may appear with terms, coverages and limits and with companies satisfactory to Licensor.  Licensee shall maintain the following coverages in the following amounts:

(a)                                  In case of personal injury to or death of any person or persons, not less than One Million Dollars ($1,000,000.00) for each injury to or death of a person and Three Million Dollars ($3,000,000.00) for each occurrence; and in case of property damage, not less than One Million Dollars ($1,000,000.00) for any one (1) occurrence; and

(b)                                 In case of fire, sprinkler leakage, malicious mischief, vandalism and other extended coverage perils, for the full replacement value of all additions, improvements and alterations to the Premises.

                Licensee  shall, prior to the commencement of this agreement and thereafter during the term of this agreement, upon request by Licensor, furnish to Licensor certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changes or canceled without at least thirty (30) days prior written notice to Licensor and Licensee.

                Licensor and Licensee each hereby waive any and every claim for recovery from the other for any and all loss or damage to the Premises or the contents thereof, which loss or damage is covered by valid and collectable fire and extended coverage insurance policies to the extent that such loss or damage is recoverable under said insurance policies.  Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Licensor and Licensee each agree to give to each insurance company which has issued, or in the future may issue, its policies of fire and extended coverage insurance, written notice of the terms of this mutual waiver and to have said insurance policies properly endorse, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

16.           Signs.  Except as maybe approved by Licensor pursuant to Paragraph 4, Licensee shall not inscribe, paint or affix any sign, advertisement, display or notice on any part of the Premises, ATM or the Building without obtaining Licensor’s prior written consent in each instance.

17.           Representations.  Licensee represents as follows:  Any servicing other than routine replenishment of currency in the ATM will be coordinated with Licensor; the ATM is UL approved; the ATM will not emit radiation; and the ATM will not interfere with other existing building equipment.

18.           Termination.  Either party shall have the right to terminate this agreement at any time for cause on not less than thirty (30) days written notice to the other party, it being understood that “cause” shall be limited to a default under this agreement past any applicable cure period.

19.           Assignment.  Licensee shall not assign this Agreement or otherwise transfer all or a portion of its rights hereunder without the prior written consent of Licensor which may be granted or denied in Licensor’s sole and absolute discretion, it being understood that Licensee may, in connection with a similar assignment of the Lease, assign this Agreement to (i) a parent or affiliate of Licensee, (ii) an entity resulting from the merger or consolidation of Licensee with a third party, or (iii) an entity purchasing all or substantially all of the assets of Licensee.  Licensor shall have the right to assign this Agreement to any party who becomes an owner of the Building or otherwise obtains an interest in the Building, and upon such assignment, the assignee shall be deemed to have fully assumed all liabilities and obligations of Licensor hereunder, and the original Licensor shall be free from all liabilities and obligations accruing after the date of said assignment.  Licensor shall also have the right to collaterally assign this Agreement to any lender or for other security purposes.

20.           Exculpation.  Licensee agrees, on its behalf and on behalf of its successors and any permitted assigns, that any liability of Licensor with respect to this Agreement shall never exceed the amount of Five Million and No/100 Dollars ($5,000,000) and Licensee shall not be entitled to any judgment in excess of such amount.

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21.           Notices.

(a)                                  All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be personally delivered, sent by Federal Express or other overnight courier service, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid.

(b)                                 All notices, demands or requests to be sent pursuant to this Agreement shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in the Lease.

(c)                                  If notices, demands or requests are sent by registered or certified mail, said notices, demands or requests shall be effective upon being deposited in the United States mail.  However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice, demand or request sent.

Notices may also be served by personal service upon any officer, director or partner of Licensor or Licensee or in the case of delivery by Federal Express or other overnight courier service, notices shall be effective upon acceptance of delivery by an employee, officer, director or partner of Licensor or Licensee.

(d)                                 By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Agreement to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

22.                                 Miscellaneous.

(a)                                  Independent Contractors.  The parties hereto agree that they are independent contractors and that neither party is an agent of the other.

(b)                                 Successors.  This Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.

(c)                                  Captions.  Captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.  References herein to Sections or provisions without reference to the document in which they are contained are references to this Agreement.

(d)                                 Singular and Plural.  Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other.

(e)                                  Construction.  This Agreement and any document or instrument executed in connection herewith shall be governed by, and construed and interpreted in accordance with, the laws of the State of California and any applicable federal law, and shall be deemed to have been executed in the State of California.  If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

(f)                                    Authorization.  Each party represents and warrants to the other that the execution, delivery and performance of this Agreement and its obligations hereunder have been duly authorized and are within such party’s rights and powers.

(g)                                 Submission to Jurisdiction; Venue.  The parties irrevocably agree that all suits, actions or other proceedings (including without limitation ancillary proceedings) in any way, manner or respect arising out of or from or related to this Agreement or any document or instrument executed in connection herewith shall be subject to litigation in courts having situs within                        , California.  The parties hereby consent and submit to the jurisdiction of any local, state or federal court located within said city and state.  IN CONNECTION WITH ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ACCORDANCE WITH THIS SECTION THE PARTIES HEREBY WAIVE ANY RIGHT TO (i) REQUEST OR DEMAND TRIAL BY JURY, (ii) TRANSFER OR CHANGE VENUE, OR (iii) CLAIM THAT SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(h)                                 Access.  The general public shall have access to the ATM during Standard Operating Hours.

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(i)                                     Entire Agreement.  This Agreement and the Lease contain the entire agreement between Licensor and Licensee concerning the Premises and there are no other agreements, either oral or written between Licensor and Licensee concerning the Premises.  This Agreement shall not be modified except by a writing executed by Licensor and Licensee.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LICENSOR:	LICENSEE:

South Bay Bank,	Metropolitan Life Insurance Company,
a National Association	a New York corporation

By	By

(Print Name)	(Print Name)

Its	Its
(Chairman of Board, President or Vice President)

By

(Print Name)
Its
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

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RIDER 1

COMMENCEMENT DATE AGREEMENT

Metropolitan Life Insurance Company, a New York corporation (“Landlord”), and South Bay Bank, a National Association (“Tenant”), have entered into a certain Office Lease dated as of September 19, 2003 (the “Lease”).

                WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.02(b) of the Lease;

                NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and contained in the Lease, Landlord and Tenant agree as follows:

                1.             Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

                2.             The Commencement Date (as defined in the Lease) of the Lease is                         .

                3.             The Expiration Date (as defined in the Lease) of the Lease is                           .

                4.             Tenant hereby confirms the following:

                                                                (a)           That it has accepted possession of the Premises pursuant to the terms of the Lease;

                                                                (b)           That the Landlord Work is Substantially Complete;

                                                                (c)           That the Rentable Area of the Premises is        ; and

                                                                (d)           That the Lease is in full force and effect.

                5.             Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

                6.             The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein.  No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:	LANDLORD:

South Bay Bank,	Metropolitan Life Insurance Company,
a National Association	a New York corporation

By	By

(Print Name)	(Print Name)

Its	Its
(Chairman of Board, President or Vice President)

By

(Print Name)
Its
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)